           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1999
                                                           REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 FVC.COM, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                               77-0357037
    (State of Incorporation)         (I.R.S. Employer Identification Number)

                                 -------------

                              3393 OCTAVIUS DRIVE
                             SANTA CLARA, CA 95054
                                (408) 567-7200

                                 -------------

                          1999 EQUITY INCENTIVE PLAN
                          (Full titles of the plans)

                               Richard M. Beyer
                     President and Chief Executive Officer
                                 FVC.COM, Inc.
                              3393 Octavius Drive
                             Santa Clara, CA 95054
                                (408) 567-7200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                 -------------

                                  Copies to:

                              LEE F. BENTON, ESQ.
                            JULIE M. ROBINSON, ESQ.
                              COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                          PALO ALTO, CALIFORNIA 94306

                                 -------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
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       TITLE OF SECURITIES                                    PROPOSED MAXIMUM              PROPOSED MAXIMUM           AMOUNT OF
        TO BE REGISTERED       AMOUNT TO BE REGISTERED  OFFERING PRICE PER SHARE (1)  AGGREGATE OFFERING PRICE (1)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock        1,000,000                $ 5.29766-5.71875            $ 5,443,781.25             $ 1,513.37
(par value $.001)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for the unissued stock options and Common Stock are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on June 11, 1999. The following chart illustrates the calculation of the registration fee:


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                                                         OFFERING PRICE PER   AGGREGATE OFFERING
                         TITLE OF SHARES                             NUMBER OF SHARES           SHARE               PRICE
---------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options pursuant            653,000             $5.29766          $3,459,375.00
to the 1999 Equity Incentive Plan
---------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock options pursuant to            347,000             $5.71875          $1,984,406.25
the 1999 Equity Incentive Plan
---------------------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering Price                                                                       $5,443,781.25
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by FVC.COM, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

                  (a) The Registrant's annual report on Form 10-K (File No. 333-72533) for the year ended December 31, 1998, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

                  (c) The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A (File No. 333-38755), filed April 23, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide the Registrant will indemnify its directors and executive officers, and may indemnify its other officers, employees and other agents, to the fullest extent not prohibited by Delaware law.

                  The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                  The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no


                                       3.

         reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

                  In addition, the Registrant has entered into certain agreements in connection with the Registrant's equity financings which provide for the indemnification of directors and officers in certain circumstances, including indemnification for liabilities arising under the Securities Act. The Registrant also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.


                                   EXHIBITS


EXHIBIT
NUMBER
5.1               Opinion of Cooley Godward LLP

23.1              Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1              Power of Attorney is contained on the signature page

99.1              1999 Equity Incentive Plan




                                       4.

                                 UNDERTAKINGS

                  1.  The undersigned Registrant hereby undertakes:

                      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)    To include any prospectus required by
             Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do
             not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
             Section 15(d) of the Exchange Act that are incorporated by reference herein.

                      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
             Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of


                                       5.

             expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 11, 1999.


                                       FVC.COM, INC.


                                       By: /s/ RICHARD M. BEYER
                                           -------------------------------------
                                           Richard M. Beyer
                                           President and Chief Executive Officer


                                       6.

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Beyer and James O. Mitchell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                           TITLE                           DATE
--------------------------------------------           -----------------------------             -------------

    /s/ RALPH UNGERMANN
--------------------------------------------           Chairman of the Board of                  June 11, 1999
     Ralph Ungermann                                   Directors


    /s/ RICHARD M. BEYER                               President, Chief Executive                June 11, 1999
--------------------------------------------           Officer and Director
       Richard M. Beyer                                (PRINCIPAL EXECUTIVE OFFICER)


    /s/ JAMES O. MITCHELL                              Vice President and Chief                  June 11, 1999
--------------------------------------------           Financial Officer
       James O. Mitchell                               (PRINCIPAL FINANCIAL AND
                                                       ACCOUNTING OFFICER)


    /s/ NEAL DOUGLAS                                   Director                                  June 9, 1999
--------------------------------------------
       Neal Douglas


    /s/ PIER CARLO FALOTTI                             Director                                  June 10, 1999
--------------------------------------------
       Pier Carlo Falotti

    /s/ DAVID A. NORMAN
--------------------------------------------           Director                                  June 11, 1999
       David A. Norman


    /s/ JAMES SWARTZ                                   Director                                  June 10, 1999
--------------------------------------------
       James Swartz



                                       7.

                                 EXHIBIT INDEX



       EXHIBIT
       NUMBER                        DESCRIPTION
         5.1    Opinion of Cooley Godward LLP

        23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants

        23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

        24.1    Power of Attorney is contained on signature pages

        99.1    1999 Equity Incentive Plan




                                       8.